SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 Current Report
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                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                                  May 24, 1996

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                                 VIDEONICS, INC.
             (Exact name of Registrant as specified in its charter)


 California                           0-25036                 77-0118151
(State or jurisdiction of            (Commission File       (I.R.S. Employer
incorporation or organization)        Number)                Identification No)


1370 Dell Ave. Campbell, California 95008
               (Address of principal executive offices)(Zip Code)

       Registrant's telephone number, including area code: (408) 866-8300


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      This report on form 8-K, including all exhibits, contains ____ pages.





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ITEM 2.  ACQUISITION OF ASSETS

         On May 24, 1996, Videonics Inc., acquired all the assets of KUB Systems, Inc., a California corporation, for approximately $350,000 in cash at closing. KUB is a developer and manufacturer of video production equipment for the broadcast, post production and institutional video production markets. KUB will operate as a division of Videonics at its current location in Foster City, California and will continue to market its products under the KUB name in the near term.

         All KUB employees have accepted employment with Videonics. Yeshwant Kamath, founder and president of KUB Systems, will continue to lead this group within Videonics. Videonics has used its general working capital funds to complete this acquisition.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         As it is impracticable to provide KUB's financial statements as of the date hereof, such financial statements shall be filed with the Commission on or before August 6, 1996.

         The following exhibits are filed as a part of this report.

         Exhibits

         (2) Asset Purchase Agreement relating to the Acquisition of KUB Systems, Inc., by Videonics, Inc., dated May 24, 1996.

         (99)     Press Release dated May 29, 1996.


                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     June 4, 1996    Videonics, Inc. (Registrant)



                                       By:           /s/ James A. McNeill
                                                         James A. McNeill
                                                    Vice President of Finance,
                                                    Chief Financial Officer and
                                                    Assistant Secretary


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                                List of Exhibits


         (2) Asset Purchase Agreement relating to the Acquisition of KUB Systems, Inc., by Videonics, Inc., dated May 24, 1996.

        (99)      Press Release dated May 29, 1996.